Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080486914-12
Filing Date and Time 07/22/2008 3:00 PM
Entity Number E0464652008-9

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	Bellmore Corporation

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Vcorp Services, LLC
Name
	1409 Bonita Avenue	Las Vegas	Nevada	89104
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 110,000,000	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Mark Gruberg
Name
	1806 Bellmore Street	Oakhurst	NJ	07755
	Street Address	City	State	Zip Code

2. Bernard Gruberg
	1806 Bellmore Street	Oakhurst	NJ	07755
	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	Isaac Muller
	Name	X By: /s/ Isaac Muller
Signature:
Title:

	20 Robert Pitt Drive, Suite 214	Monsey	NY	10952
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.
	X By: /s/ Non-Intelligible			7/18/08
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
BELLMORE CORPORATION

    8.    The governing board of Bellmore Corporation (the "Corporation') shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The first Hoard of Directors of the corporation shall consist of two directors. The number of directors of the Corporation may be increased or decreased in the marmer provided in the Bylaws of the Corporation; provided, that the number of diamtors shall never be less than one. In the interim between elections of directors by stocidtolders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting atom the removal of directors by the stockholders entitled to vote which am not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

    9.    (a) The total number of shares of stock which the Corporation shalt have authority to issue is One Hundred and Ten Million (110,000,000) which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, par value 50.001 per share (the "Common Stock"), and (ii) Ten Million (10,000,000) shares of blank check preferred stock, par value 50.001 per share (the "Preferred Stock").

          (b) The Preferred Stock may be issued in one or more series, (tom time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

            (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

            (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or noncumulative;

            (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

            (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

            (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

            (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (vii) The rights of the shares of the series' in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

            (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof; of the shares of such series, as the Hasid may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

          (c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

          (d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

    10.           The Corporation shall have perpetual existence.

    11.           The personal liability of the directors of the Corporation Is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

    12.    The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada. as the same may be amended and supplemented, htdernnit, any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    13.    The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

    14.    The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.